SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2006

Colombia Goldfields Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 500, Vancouver, British Columbia, Canada	V6C 2X8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 601-2040

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On April 26, 2006, we completed a private equity offering of 6,500,666 Units at $1.50 per Unit to a total of 26 investors.  Each Unit consists of one (1) share of common stock, par value $0.00001, and one (1) Warrant (the “ Warrant”) to purchase one (1) share of common stock, exercisable for twenty-four (24) months from the closing of the offering.  As a result, we issued a total of 6,500,666 shares of common stock and warrants to purchase 6,500,666 shares of our common stock in connection with this private equity offering. The exercise price for the Warrant is priced at $2.50.  The gross proceeds we received from this offering was $ 9,751,000.  Assuming that all of the warrants are exercised by the investors, the gross proceeds received from the exercise of the Warrants will equal $16,251,665.

In connection with this private equity offering, we paid as a commission $585,060 and issued warrants to purchase 390,040 shares of our common stock with each warrant exercisable for a period of thirty-six (36) months from the closing of the offering at the exercise price of $2.00 per share.  Assuming that all of these warrants are exercised, we will receive gross proceeds of $780,080.

We completed this offering pursuant to Regulation S of the Securities Act.  Each investor represented to us that he was a non-US person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.  Each investor represented his intention to acquire the securities for investment only and not with a view toward distribution.  We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each investor in accordance with Regulation S and the transfer agent affixed the appropriate legends.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.

In connection with this private equity offering, we have agreed to commence the filing of a registration statement to register the common stock in each Unit and the underlying common stock for each warrant. In the event that the registration statement is not effective within seven (7) months from the closing date of this offering, we will incur a cash penalty of 2.5% on each investor’s investment per month for each month until the registration statement is declared effective by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ Daniel Hunter
Daniel Hunter
Chief Operating Officer & Director

Date: April 26, 2006